Joshua Gold Resources Inc. Announces Name Change

WOODSTOCK, ON / ACCESSWIRE / Febraury 28, 2017 / Joshua Gold Resources Inc. (OTC PINK: JSHG) (“JSHG”, or “Joshua”) a US gold exploration company headquartered in Canada, engaged in the exploration of highly prospective properties on a global scale.is pleased to announce that it has changed the name of the company from Enhanced Energy Solutions Corp. to Joshua Gold Resources Inc., to reflect the direction it intends to pursue.

Ben Fuschino, CEO of JSHG comments, “Joshua Gold will focus all efforts on property in Northern Ontario and on our wholly owned 1,200 acre gold prospect, the Carson property, in the North West Territories. Joshua Gold’s acquisition strategy is to seek other opportunities in the resource sector and we anticipate adding to our portfolio of resource properties.”

The company will inform the public on our exploration activities as warranted.

Joshua Gold Resources inc. OTC: JSHG) is a publicly traded US gold exploration company headquartered in Canada, engaged in the exploration of highly prospective properties on a global scale. Joshua Gold’s focus is to pinpoint mineral opportunities in Northern Ontario, Canada, a mature and friendly jurisdiction for exploration mining companies.  Northern Ontario is home to the three billion year old Canadian Shield which contains a wealth of minerals from nickel, gold, copper, and cobalt to chromium.

Safe Harbor Statement

This release includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as JSHG or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

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